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Exhibit 23.2

CONSENT OF SRK (US) CONSULTING, INC.

        We consent to the incorporation by reference in Registration Statement No. 333-169450 on Form S-8 and Registration Statement No. 333-176107 on Form S-3 of our report dated April 28, 2010, as supplemented by (i) our alternative technical economic model dated July 2, 2010 and (ii) our alternative technical economic model dated November 8, 2010, and all information derived from such report, appearing in this Annual Report on Form 10-K of Molycorp, Inc. for the year ended December 31, 2011.

Date: February 22, 2012	SRK CONSULTING (US), INC.
/s/ TERRY BRAUN
	Name:	Terry Braun, P.E.
	Title:	Vice President, Principal Environmental Engineer

Group Offices:	Canadian Offices:		U.S. Offices:
Africa	Saskatoon	306.955.4778	Anchorage	907.677.3520
Asia	Sudbury	705.682.3270	Denver	303.985.1333
Australia	Toronto	416.601.1445	Elko	775.753.4151
Europe	Vancouver	604.681.4196	Fort Collins	970.407.8302
North America	Yellowknife	867.445.8670	Reno	775.828.6800
South America			Tucson	520.544.3688

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  Exhibit 23.2
CONSENT OF SRK (US) CONSULTING, INC.